Exhibit 15.1

Our ref	JBS\611736\4497417v1
Direct tel	+852 3690 7440
Email	jai.singh@maplesandcalder.com

Mecox Lane Limited

22nd Floor, Gems Tower, Building 20, No. 487, Tianlin Road

Shanghai 200233, People’s Republic of China

29 April 2011

Dear Sirs

Mecox Lane Limited (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2010, which will be filed with the Securities and Exchange Commission in the month of April 2011.

Yours faithfully,

/s/ Maples and Calder

Maples and Calder